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                                                    Exhibit xv


              LEVERAGED INCENTIVE PLAN SPECIFICATIONS

PLAN CONCEPT

To provide an intermediate-term cash incentive award for a select group of key executives whose actions can positively impact shareholder value.

ELIGIBILITY

Eligibility for this plan has been limited to certain key executives nominated by the Chief Executive Officer and approved by the Human Resources Committee of the Board of Directors.

Participants must remain employed by the Company throughout the 3-year performance period to be eligible to receive payment under the Plan.

PERFORMANCE MEASURE

Average compound growth in Total Shareholder Return (stock price appreciation plus dividends) will be measured over a three-year period beginning October 1, 1994 and ending September 30, 1997. This measurement will be made in both absolute terms and in relation to a group of peer companies (see next page). Appropriate adjustments will be made in the event of divestiture, acquisition, recapitalization, or other financial restructuring of the Company.

In calculating the beginning and ending stock price under the Plan, the average of the previous ten trading days will be used.

AWARD OPPORTUNITY

A cash award will be made at the end of the three-year period based on the following schedule:

- --------------------------------------------------------------------------------------------------------
                 IF RALSTON PURINA GROUP'S TOTAL                 THE PLAN WILL PAY THIS
                    SHAREHOLDER RETURN (TSR)                        % OF SALARY<F*>...
                    COMPOUND GROWTH RATE IS...
- --------------------------------------------------------------------------------------------------------
                          20% or Higher                                   100%
                              19%                                         90%
                              18%                                         80%
                              17%                                         70%
                              16%                                         60%
                              15%                                         50%
                              14%                                         45%
                              13%                                         40%
                              12%                                         35%
                              11%                                         30%
                              10%                                         25%
                         Less Than 10%                                    0%
- --------------------------------------------------------------------------------------------------------

    <F*>  . Defined as aggregate salary over the 3-year period.

          . Amounts in between those shown above will be calculated
            using straight-line interpolation
- --------------------------------------------------------------------------------------------------------


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          LEVERAGED INCENTIVE PLAN SPECIFICATIONS (CONT)


AWARD OPPORTUNITY (CONT)

If Ralston Purina Group's 3-year performance meets or exceeds the 75th percentile of its peer Competitor Group, an additional 25% of aggregate salary will be paid. This 25% peer-group payout will be made irrespective of the absolute level of Total Shareholder Return.


PERFORMANCE PEER GROUP

- - S&P's Foods and Household Products Indices plus Duracell -

Archer Daniels Midland                 H. J. Heinz
Borden, Inc.                           Hershey Foods Corp.
Campbell Soup Company                  Kellogg Company
The Clorox Company                     Pet Incorporated
Colgate-Palmolive Company              The Proctor & Gamble Company
ConAgra, Inc.                          The Quaker Oats Company
CPC International Inc.                 Ralston Purina Company
Duracell                               Sara Lee Company
General Mills                          Unilever United States, Inc.
Gerber Products Company                Wm. Wrigley Jr. Company

. Companies must be in the sample for the entire 3 years to be counted . Dividend reinvestment, market cap weightings, etc., calculated using
  S&P methodology
. Final calculations related to the Peer Group's performance will be overseen by Hewitt Associates or another independent consulting firm.

Form and Timing of Payment
- --------------------------

The award will be made in cash as soon as practicable after the
                       -------
close of the three-year performance period.

If the Ralston Purina Company should cease to be a publicly-traded company, participant awards earned to that date would be paid as soon as practicable thereafter on a pro-rata basis.

If, in the year of payment, a participant's compensation exceeds the Company's $1 Million limit on deductible compensation, the Human Resources Committee may, at its sole discretion and without the consent of participants, defer payment or a portion thereof until the year in which compensation would be deductible. The Committee retains the discretion to effect deferrals in other circumstances as it deems appropriate.

Whether deferred or paid in cash, awards will be included in annual benefit earnings with the exception of health and welfare plans.